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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 and the related Prospectus of CytRx Corporation for the registration of 6,113,448 shares of its common stock and to the inclusion therein of our report dated March 26, 2002, with respect to the financial statements of Blizzard Genomics, Inc. for the year ended December 31, 2001.

                                  /s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD

Minneapolis, Minnesota
May 28, 2004